Exhibit 99.1

FOR IMMEDIATE RELEASE

SANUWAVE REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

ALPHARETTA, GA, May 14, 2013 – SANUWAVE Health, Inc. (OTCBB: SNWV) today reported financial results for the three months ended March 31, 2013 and provided a business update. The Company will host a conference call on Wednesday, May 15 at 10:00 a.m. Eastern Time.

“We are continuing to make strides in the approval process for our dermaPACE® device in the treatment of diabetic foot ulcers,” commented Joseph Chiarelli, Chief Executive Officer of SANUWAVE. “This past weekend, our Chief Medical Officer, Dr. Daniel Jorgensen, led an investigator meeting that was well-attended by representatives from 18 of the 20 clinical sites that will be participating in the pivotal supplemental trial. The enthusiasm shown by the meeting attendees illustrates the medical community’s interest in our technology and in participating in this important clinical study. With the clinical sites trained and ready to screen patients, we remain on-track to begin patient enrollment in the second quarter.”

Mr. Chiarelli continued, “In the first quarter, we focused on conserving our cash while identifying options to increase our financial position. Through the support of existing shareholders, we secured an aggregate $2.0 million in bridge financing, which was completed in March 2013. These shareholders provided additional funding in May 2013 via short-term promissory notes. We anticipate that these funds will be used for the pivotal supplemental clinical trial and general corporate purposes. We continue to work with our shareholders and other groups to secure the amount of funds essential to complete our dermaPACE supplemental trial and to achieve our goals.”

First Quarter Financial Results

Revenue for the three months ended March 31, 2013 was $201,234, compared with $238,540 for the same period in 2012, a decrease of $37,306, or 16%. Gross profit as a percentage of revenue was 72% for the three months ended March 31, 2013, as compared with 70% for the same period in 2012. The decrease in revenue is due to decreased sales of orthoPACE® devices primarily due to the European economic downturn. This is partially offset by an increase in sales of higher margin refurbishment applicators for devices due to the increased number of devices in use.

Operating expenses, including research and development expenses, for the three months ended March 31, 2013 were $1,278,286, compared with $1,923,236 for the same period in 2012, a decrease of $644,950, or 34%. The decrease in operating expenses was primarily due to a reduction in headcount (11 employees in March 2013 as compared to 22 employees in March 2012), the consolidation of our operations into one office effective November 2012 and a reduction of legal expenses related to patents. This was partially offset by additional expenses incurred in 2013 for financial advisors and other consultants.

Other income (expense) was a net expense of $4,236,470 for the three months ended March 31, 2013, compared with a net expense of $78,847 for the same period in 2012, an increase of $4,157,623. The increase was due to the issuance of the senior secured notes on March 8, 2013 and the resultant recording of a non-cash loss of $3,737,000 on the embedded conversion feature of the senior secured notes and the accrual of interest expense, including amortization of debt discount, on the senior secured notes of $428,467.

The net loss for the three months ended March 31, 2013 was $5,369,333, or ($0.25) per share, compared with a net loss of $1,835,315, or ($0.09) per share, for the same period in 2012, an increase in the net loss of $3,534,018, or 193%. The increase in the net loss was due to the issuance of the senior secured notes as discussed above which resulted in a non-cash non-operating charge of $3,737,000 and accrued interest expense, including amortization of debt discount, of $428,467.

As of March 31, 2013, the Company had cash and cash equivalents of $671,027, compared with $70,325 as of December 31, 2012, an increase of $600,702. For the three months ended March 31, 2013, net cash used by operating activities was $1,043,674, as compared with $1,490,445 for the same period in 2012, a decrease of $446,771, or 30%. The reduction in net cash used by operating activities in 2013 was primarily due to reductions in headcount, operating expenses and clinical expenses. Net cash provided (used) by financing activities for the three months ended March 31, 2013 and 2012 was $1,643,801 and $(1,112), respectively, which in 2013 consisted of the proceeds from the subscriptions payable for the senior secured notes of $1,570,000 and the proceeds from the subscription agreement with an affiliated shareholder of $75,000.

Conference Call

The Company will hold a conference call on Wednesday, May 15, 2013 beginning at 10:00 a.m. Eastern Time to discuss the first quarter 2013 financial results, provide a business update and to answer questions.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-9055 (U.S. and Canada) or 201-493-6743 (international).

A replay of the conference call will be available beginning two hours after its completion through May 22, 2013 by dialing 877-660-6853 (U.S. and Canada) or 201-612-7415 (international) and entering Conference ID 414704.

About SANUWAVE Health, Inc.

SANUWAVE Health, Inc. (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of noninvasive, biological response activating devices for the repair and regeneration of tissue, musculoskeletal and vascular structures.  SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, including new vascularization and microcirculatory improvement, helping to restore the body’s normal healing processes and regeneration.  SANUWAVE intends to apply its PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions.  Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand.  In the U.S., dermaPACE is currently under the FDA’s Premarket Approval (PMA) review process for the treatment of diabetic foot ulcers.  SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe and Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food and industrial markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

DC Consulting, LLC

407-792-3333

investorinfo@dcconsultingllc.com

SANUWAVE Health, Inc.
Barry Jenkins, 678-578-0103
Chief Financial Officer and COO
investorrelations@sanuwave.com

(FINANCIAL TABLES FOLLOW)

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$671,027	$70,325
Accounts receivable - trade, net	93,461	87,826
Inventory	261,282	292,665
Prepaid expenses	116,406	128,495
TOTAL CURRENT ASSETS	1,142,176	579,311

PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation	27,851	32,842

OTHER ASSETS	11,233	11,358

INTANGIBLE ASSETS, at cost, less accumulated amortization	1,150,336	1,227,025
TOTAL ASSETS	$2,331,596	$1,850,536

LIABILITIES
CURRENT LIABILITIES
Accounts payable	$359,029	$555,898
Accrued expenses	623,311	721,916
Accrued employee compensation	376,175	534,659
Derivative liability	5,737,000	-
Senior secured convertible promissory notes	436,983	-
Subscription payable for senior secured convertible promissory notes	-	438,516
Interest payable, related parties	80,071	81,864
Capital lease payable, current portion	5,026	4,933
Liabilities related to discontinued operations	655,061	655,061
TOTAL CURRENT LIABILITIES	8,272,656	2,992,847

NON-CURRENT LIABILITIES
Notes payable, related parties	5,372,743	5,372,743
Capital lease payable, non-current portion	2,659	3,951
TOTAL NON-CURRENT LIABILITIES	5,375,402	5,376,694
TOTAL LIABILITIES	13,648,058	8,369,541

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
PREFERRED STOCK, par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding	-	-

COMMON STOCK, par value $0.001, 150,000,000 shares authorized; 21,653,536 and 21,007,536 issued and outstanding in 2013 and 2012, respectively	21,654	21,008

ADDITIONAL PAID-IN CAPITAL	64,935,348	64,357,193

ACCUMULATED OTHER COMPREHENSIVE INCOME	6,191	13,116

ACCUMULATED DEFICIT	(76,279,655)	(70,910,322)
TOTAL STOCKHOLDERS' DEFICIT	(11,316,462)	(6,519,005)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,331,596	$1,850,536

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2013	2012

REVENUE	$201,234	$238,540

COST OF REVENUE	55,811	71,772

GROSS PROFIT	145,423	166,768

OPERATING EXPENSES
Research and development	344,685	603,797
General and administrative	851,921	1,237,540
Depreciation	4,991	5,210
Amortization	76,689	76,689
TOTAL OPERATING EXPENSES	1,278,286	1,923,236

OPERATING LOSS	(1,132,863)	(1,756,468)

OTHER INCOME (EXPENSE)
Loss on embedded conversion feature of Senior Secured Notes	(3,737,000)	-
Interest expense, net	(508,890)	(78,856)
Gain on sale of fixed assets	7,500	-
Gain on foreign currency exchange	1,920	9
TOTAL OTHER INCOME (EXPENSE)	(4,236,470)	(78,847)

LOSS BEFORE INCOME TAXES	(5,369,333)	(1,835,315)

INCOME TAX EXPENSE	-	-

NET LOSS	(5,369,333)	(1,835,315)

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(6,925)	4,928
TOTAL COMPREHENSIVE LOSS	$(5,376,258)	$(1,830,387)

LOSS PER SHARE:
Net loss - basic	$(0.25)	$(0.09)
Net loss - diluted	$(0.25)	$(0.09)

Weighted average shares outstanding - basic	21,278,128	20,907,536
Weighted average shares outstanding - diluted	21,278,128	20,907,536

SANUWAVE HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,369,333)	$(1,835,315)
Adjustments to reconcile net loss to net cash used by operating activities
Amortization	76,689	76,689
Depreciation	4,991	5,210
Change in allowance for doubtful accounts	5,976	(2,520)
Stock-based compensation - employees, directors and advisors	317,601	262,176
Stock issued for consulting services	186,200	-
Loss on embedded conversion feature of Senior Secured Notes	3,737,000	-
Accrued interest on Senior Secured Notes	428,467	-
Gain on sale of property and equipment	(7,500)	-
Changes in assets - (increase)/decrease
Accounts receivable - trade	(11,611)	(42,046)
Inventory	31,383	37,943
Prepaid expenses	12,089	(8,730)
Due from Pulse Veterinary Technologies, LLC	-	27,837
Other	125	(129)
Changes in liabilities - increase/(decrease)
Accounts payable	(196,869)	(152,553)
Accrued employee compensation	(158,484)	158,559
Accrued expenses	(98,605)	(15,773)
Interest payable, related parties	(1,793)	(1,793)
NET CASH USED BY OPERATING ACTIVITIES	(1,043,674)	(1,490,445)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of property and equipment	7,500	-
Purchase of property and equipment	-	(945)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	7,500	(945)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from subscriptions payable for senior secured convertible promissory notes	1,570,000	-
Proceeds from sale of capital stock - subscription agreement with related party	75,000	-
Payments of principal on capital lease	(1,199)	(1,112)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	1,643,801	(1,112)

EFFECT OF EXCHANGE RATES ON CASH	(6,925)	4,928

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	600,702	(1,487,574)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	70,325	3,909,383
CASH AND CASH EQUIVALENTS, END OF PERIOD	$671,027	$2,421,809

SUPPLEMENTAL INFORMATION
Cash paid for interest, related parties	$81,864	$81,864
Cash paid for capital lease interest	$160	$247